[letterhead]

                                 JONES, JENSEN
                                 & COMPANY, LLC
                                 --------------
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

January 8, 1999

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our audit report dated April 7, 1998 (and to all references to our Firm) included in or made part of the Form S-8 registration statement of China Food and Beverage Company.


/s/Jones, Jensen & Company
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Jones, Jensen & Company








50 South Main Street
Salt Lake City, Utah 84144
Telephone (801) 328-4408
Facsimile (801) 328-4461